Exhibit 10.4

DEMAND PROMISSORY NOTE

April 7, 2009	$500,000.00
For value received, FUND.COM, INC., a Delaware corporation, with an address at 14 Wall Street, New York, New York  10005 (“Borrower”), promises to pay on demand to the order GLOBAL ASSET FUND LIMITED, a company organized under the laws of the British Virgin Islands (the “Lender”), with an address at 1515 International Parkway, Suite 2031, Lake Mary, FL  32746, in lawful money of the United States, the principal sum of FIVE HUNDRED THOUSAND DOLLARS ($500,000), together with interest thereon accruing at the rate of eight percent (8%) per annum.

1.	Payments. All payments under this Note are to be made to Lender at Lender’s aforementioned address or such address as Lender may from time to time designate in writing.

2.
Security.  This Note is secured by a pledge and assignment to the Lender of a $500,000.00 Limited Recourse Note between National Holdings Corporation and the Borrower, dated of even date herewith, pursuant to a pledge and assignment agreement, dated of even date between the Borrower and the Lender (the “Pledge Agreement”).  All of the terms and conditions of such Pledge Agreement are incorporated herein by this reference, and all capitalized terms not separately defined in this Note shall have the same meanings as defined in the Pledge Agreement.

3.
Amendment and Governing Law.  This Note shall not be extended or modified orally.  This Note shall be governed by and construed, interpreted and enforced in accordance with the internal law of the State of New York, without regard to principles of conflict of laws.

4.	Event of Default. An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:

a.
Following the Lender’s written demand for payment, the Borrower shall fail to pay in full the entire outstanding principal amount of this Note and all interest accrued hereon within thirty (30) Days after such written demand for payment is given to Borrower; provided, that if demand for payment is given on or after April 30, 2009, an Event of Default shall be deemed to have occurred if payment in full of the entire outstanding principal amount of this Note and all interest accrued hereon is not made within ten (10) days of such demand;

b.
Borrower defaults in the performance of or compliance with its Obligations under the Pledge Agreement and such default has not been cured for thirty (30) days after written notice of default is given to Borrower; or

c.
any representation or warranty made by or on behalf of Borrower or Lender in the Pledge Agreement proves to have been false or incorrect in any material respect on the date as of which made, and such condition has not been cured for sixty (60) Business Days after written notice of default is given to the other party; or

d.
Borrower (i) admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or

e.
a court or governmental authority of competent jurisdiction enters an order appointing, without consent by Borrower, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of Borrower, or any such petition shall be filed against such party and such petition shall not be dismissed within six (6) months; or

f.
a final judgment or judgments for the payment of money in excess of (U.S.) $1,000,000 are rendered against Borrower, which judgments are not, within six (6) months after entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within six (6) months after the expiration of such stay.

5. Remedies Following an Event of Default.  This Note shall be subject to the remedies following an Event of Default as set forth in the Pledge Agreement.

BORROWER, BY EXECUTION AND DELIVERY OF THE THIS NOTE, CONSENTS IN EACH ACTION OR OTHER LEGAL PROCEEDING COMMENCED BY LENDER ARISING OUT OF OR OTHERWISE RELATING TO THIS NOTE OR ANY OTHER AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH TO THE NONEXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN THE STATE OF NEW YORK, WAIVES PERSONAL SERVICE OF PROCESS AND AGREES THAT SERVICE OF PROCESS MAY BE EFFECTED BY LENDER BY REGISTERED MAIL TO BORROWER AT THE ADDRESS SET FORTH HEREIN OR IN ANY MANNER ALLOWED BY THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, STATE OF NEW YORK OR THE FEDERAL LAWS OF THE UNITED STATES.  BORROWER WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH ACTION OR OTHER LEGAL PROCEEDING.

BORROWER, BY EXECUTION AND DELIVERY OF THIS NOTE, AND LENDER, BY ACCEPTANCE HEREOF, EACH HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THIS NOTE OR ANY OTHER AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH.

FUND.COM INC.

By:
          Gregory Webster, Chief Executive Officer